Exhibit 10.2

SECURED PROMISSORY NOTE

(Grid Attached)

$3,000,000.00	November 11, 2020

FOR VALUE RECEIVED AND IN CONSIDERATION OF ANY ADVANCE OR ADVANCES (INIDIVIDUALLY AN “ADVANCE” AND COLLECTIVELY, THE “ADVANCES”), and subject to the terms and conditions set forth herein, MYMD PHARMACEUTICALS, INC., a Florida corporation (“Borrower”), hereby unconditionally promises to pay to AKERS BIOSCIENCES, INC., a New Jersey corporation, or its assigns (“Noteholder”, and together with Borrower, the “Parties”), the principal amount the principal amount of the Advances on the Maturity Date (as defined below) together with all accrued interest thereon, as provided in this Secured Promissory Note (this “Note”). The aggregate amount of all Advances made under this Note shall not exceed $3,000,000 (the “Facility Limit”)

1. Definitions. The following terms used herein shall have the meanings set forth in this Section 1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

“Advance” and “Advances” have the respective meanings set forth in the introductory paragraph.

“Advance Request” has the meaning set forth in Section 2.1(a).

“Applicable Rate” means the rate equal to five percent (5%) per annum.

“Asset Sale” means any (i) sale, licensing or disposition of all or any part, or rights in, the IP Rights or (ii) disposition of property or series of related dispositions of substantially all of the assets of Borrower to a third party (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds).

“Borrower” has the meaning set forth in the introductory paragraph.

“Budget” means Borrower’s budget of operating expenses by calendar month attached hereto as Schedule 1.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral” has the meaning set forth in Section 8.

“Debt” of Borrower, means all (a) indebtedness for borrowed money, (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments, (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement, (e) capital lease obligations, (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions, (g) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f) and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g).

“Default Rate” means, at any time, the Applicable Rate plus three (3) percentage points.

“Event of Default” has the meaning set forth in Section 10.

“Facility Limit” has the meaning set forth in the introductory paragraph.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Grid” means the grid attached hereto as Schedule 2 reflecting Advances made hereunder.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Maturity Date” means the earliest of (a) April 15, 2022, (b) if the Merger is consummated, then upon demand of Noteholder following the consummation of the Merger, and (c) the date on which all amounts under this Note shall become due and payable pursuant to Section 11.

“Merger” means the merger transaction contemplated by the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of November 11, 2020, by and among Noteholder, XYZ Merger Sub Inc., a Florida corporation and Borrower, as amended, supplemented and modified from time to time.

“Net Cash Proceeds” (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds actually received from deferred payments), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be reserved for indemnification, adjustment of purchase price or similar obligations pursuant to the agreements governing an Asset Sale and other customary fees and expenses actually incurred in connection therewith and net of taxes paid (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity interests or any incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

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“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Permitted Debt” means (a) Debt existing or arising under this Note and any refinancing thereof, (b) Debt existing as of the date of this Note and set out in the Company Financials as of [July 31, 2020], and (c) other Debt expressly permitted by the Merger Agreement.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“Recovery Event” any settlement of or payment to Borrower with respect to any property or casualty insurance claim or any condemnation proceeding relating to any asset of such party.

“UCC” means Uniform Commercial Code in effect in the State of New York and any other applicable jurisdiction.

2. Advances; Final Payment Date; Optional Prepayments.

2.1 Advances. Subject to the conditions set forth below, Noteholder shall make Advances to Borrower in such amounts and at such times as needed to fund Borrower’s operating expenses as provided in the Budget. For clarity, in no event shall Noteholder be required to make Advances in excess of the Facility Limit. Noteholder’s obligation to make each Advance hereunder shall be subject to the satisfaction (or waiver in Noteholder’s sole discretion) of the following conditions precedent:

(a) At least three (3) Business Days prior to the date on which Borrower requests an Advance be made, Borrower shall deliver to Noteholder an advance request (each a “Advance Request”), in substantially the form attached hereto as Exhibit A which shall identify the specific uses for the Advance (which uses must be consistent with and specified in the Budget) and shall certify that all of the other conditions set forth in this Section 2.1 to the making of such Advance are satisfied;

(b) There shall not have occurred and be continuing any material breach or violation of the terms and provisions of the Merger Agreement by Borrower;

(c) There shall not have occurred and be continuing any Event of Default;

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(d) Borrower shall be in compliance with all of the information and reporting requirements set forth in Section 7.6; and

(e) Borrower shall have caused to be delivered to Noteholder Company Voting Agreements (as defined in the Merger Agreement) representing a majority of Borrower’s outstanding shares of voting stock and none of such Company Voting Agreements shall have been rescinded or otherwise not in full force and effect.

2.2 Final Payment Date. The aggregate unpaid principal amount of the Advances, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.3 Optional Prepayment. Borrower may prepay the Advances in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be re-borrowed.

3. Interest.

3.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Advances made hereunder shall bear interest at the Applicable Rate from the date the Advances was made until the Advances is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2 Interest Payment Dates. Interest shall be payable in arrears to Noteholder on the Maturity Date.

3.3 Default Interest. Upon the occurrence and during the continuance of an Event of Default (as defined below), any amounts due hereunder (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, shall bear interest, after as well as before judgment, at the Default Rate from the date of such non-payment until such amount is paid in full.

3.4 Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days and the actual number of days elapsed. Interest shall accrue on each Advance on the day on which such Advance is made, and shall not accrue on the Advances for the day on which they are paid. Interest shall be calculated on a simple-interest basis.

3.5 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Advances shall exceed the maximum rate of interest permitted to be charged by Noteholder to Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4. Payment Mechanics.

4.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 4:30 PM, Eastern Time, on the date on which such payment is due by wire transfer of immediately available funds to Noteholder’s account at a bank specified by Noteholder in writing to Borrower from time to time.

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4.2 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note.

4.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

4.4 Evidence of Debt. Noteholder is authorized to record on the grid attached hereto as Schedule 2 each Advance made to Borrower and each payment or prepayment thereof. The entries made by Noteholder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Advances in accordance with the terms of this Note.

4.5 Rescission of Payments. If at any time any payment made by Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

5. Conversion. The principal amount of this Note, and all accrued and unpaid interest thereon, shall be convertible into shares of Borrower’s common stock in accordance in accordance with and under the circumstances set forth in the provisions of Section 7.03(c) of the Merger Agreement.

6. Mandatory Prepayment. If, at any time after the termination or expiration of the Merger Agreement (i) any Debt, other than Permitted Debt, shall be incurred by Borrower, (ii) any equity interests shall be issued by Borrower or (iii) any Asset Sale or Recovery Event shall be consummated, then, in each case, no later than two (2) Business Days after Borrower receives the Net Cash Proceeds, if any, therefrom, the Note shall be prepaid by an amount equal to 100% of the amount of the Net Cash Proceeds from such incurrence or issuance up to the amount of the Advances then outstanding (including all accrued and unpaid interest thereon).

7. Covenants. From and after the date hereof until all amounts outstanding under this Note have been paid in full, unless consented to in writing by Noteholder, Borrower shall not:

7.1 Indebtedness. Incur, create, assume, permit to exist, guarantee or otherwise become liable with respect to any Debt, other than Permitted Debt.

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7.2 Liens. Incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired, or permit any Collateral not to be subject to the first priority security interest granted herein, except for (a) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings; and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings.

7.3 Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any equity interests of Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower.

7.4 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase, hold or acquire any equity interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person.

7.5 Use of Proceeds. Use the proceeds of each Advance pursuant to, and in accordance with the Budget and the applicable Advance Request.

7.6 Access. Borrower shall give Noteholder access to its books and records in order for Noteholder to verify that each Advance has been used in accordance with the Budget and each Advance Request. In addition, Borrower shall on bi-weekly basis make available to Noteholder a report of (i) all cash in-flows and cash out-flows from Borrower’s deposit accounts, (2) a reconciliation of all expenses incurred to the Budget, (3) an accounts payable ageing, (4) a list of the outstanding principal of all Debts and other liabilities, and (5) such other information regarding Borrower’s financial condition as Noteholder may reasonably request. Borrower shall make its chief financial officer (or equivalent officer) available to Noteholder by telephone or videoconference during normal business hours on reasonable advance notice.

8. Granting of Security Interest. Borrower hereby pledges, assigns and grants to Noteholder, to secure the payment and the performance of this Note and the Advances, all interest thereon and all other obligations set forth herein (collectively, the “Obligations”), a first priority security interest in and Lien on, and a right of set-off against, the following property and assets (collectively, the “Collateral”), wherever located, whether now or hereafter existing, owned or acquired by Borrower, and all proceeds and products thereof:

All goods, accounts, equipment, inventory, contract rights or rights to payment of money, leases, intellectual property, license agreements, franchise agreements, general intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

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Borrower hereby represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a valid, first priority perfected security interest in the Collateral. Noteholder’s security interest in the Collateral shall continue until the Obligations (other than contingent obligations of Borrower hereunder that will survive payment in full of the Obligations and termination of this Note by express terms) are repaid in full. Upon payment in full of all amounts due under this Note or upon conversion of this Note, this Note and all obligations of Borrower hereunder (other than contingent obligations of Borrower hereunder that will survive payment in full of the Obligations and termination of this Note by express terms) shall automatically terminate, and all rights to the Collateral shall revert to the granting party and Noteholder shall, at Borrower’s sole cost and expense, release its security interest in the Collateral.

9. Authorization to File Financing Statements. Borrower hereby authorizes Noteholder to file financing statements or take any other action required to memorialize or perfect Noteholders’ security interest in the Collateral at Borrower’s expense, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Noteholder s’ interest or rights under this Note, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Note, by Borrower, or any other Person, shall be deemed to violate the rights of Noteholder under the UCC.

10. Events of Default. The occurrence and continuance of any of the following (each, an “Event of Default”) shall constitute an Event of Default hereunder:

10.1 Failure to Pay. Borrower fails to pay any principal amount of the Advances and/or accrued and unpaid interest thereon on the Maturity Date.

10.2 Termination of Merger; Breaches.

(a) Noteholder properly terminates the Merger Agreement pursuant to Section 7.01(d) or Section 7.01(h) of the Merger Agreement.

(b) Borrower breaches any of its covenants, obligations or agreements in Section 5.12 of the Merger Agreement in any material respect.

(c) Borrower breaches or violates any of its covenants, obligations or agreements set forth in Section 7 of this Note and such breach or violation is not cured (if curable) within 10 days of the date that Borrower receive written notice thereof from Noteholder or Borrower first knew of such breach of violation.

10.3 Collateral. Except as otherwise provided or permitted herein, Noteholder ceases to have a first priority perfected Lien in a material portion of the Collateral.

10.4 Note. This Note, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder, ceases to be in full force and effect.

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10.5 Bankruptcy.

(a) Borrower commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower makes a general assignment for the benefit of its creditors;

(b) there is commenced against Borrower any case, proceeding or other action of a nature referred to in Section 10.5(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

(c) there is commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

(d) Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 10.5(a), Section 10.5(b) or Section 10.5(c) above; or

(e) Borrower admits in writing its inability to, pay its debts as they become due.

11. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Noteholder may at its option, without further notice or demand, (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; (b) foreclose on any or all of the Collateral in accordance with the UCC (provided that nothing herein shall be construed to grant Noteholder the right to retain any surplus Collateral value in excess of the amount due hereunder); (c) exercise any or all of its rights, powers or remedies under the Merger Agreement or applicable Law; or (d) pursue any combination of the foregoing; provided, however that, if an Event of Default described in Section 10.5 shall occur, the principal of and accrued interest on the Advances shall become immediately due and payable without any notice, declaration or other act on the part of Noteholder. For clarity, Noteholder shall have all of the rights and remedies of a secured creditor under the UCC.

12. Power of Attorney. Borrower hereby appoints Noteholder and Noteholder’s designee as its attorney, with power: (a) on and after the occurrence of an Event of Default, to endorse Borrower’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Noteholder’s possession; (b) on and after the occurrence of an Event of Default, to sign Borrower’s name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable document constituting Collateral, on drafts against customers, on assignments of accounts, on notices of assignment, financing statements, and other public records, and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable Law or filing procedure; (c) to file such financing statements with respect to this Note, and (d) on and after the occurrence of an Event of Default, if applicable, after Noteholder has determined that a Borrower has failed to take any action required hereunder, to do all things reasonably necessary to carry out the terms and conditions of this Note. Borrower ratifies and approves all acts of such attorney. This power, being coupled with an interest, is irrevocable until this Note is terminated in accordance with the terms herein.

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13. Miscellaneous.

13.1 Notices.

(a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)	If to Borrower:

MyMD Pharmaceuticals, Inc.
324 S. Hyde Park Ave
Tampa, FL 33606

With a copy to:
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, FL 33602

Attn:	Curt P. Creely
Megan Odroniec
E-mail:	ccreely@foley.com
modroniec@foley.com

(ii)	If to Noteholder:

Akers Biosciences, Inc.
201 Grove Road
Thorofare, New Jersey USA 08086

With a copy to:
Haynes and Boone, LLP
30 Rockefeller Plaza
26th Floor
New York, NY 10112

Attn.:	Rick A. Werner

Greg Kramer
E-Mail:	rick.werner@haynesboone.com
greg.kramer@haynesboone.com

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(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

13.2 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York.

13.3 Submission to Jurisdiction

(a) Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in any New York State Court sitting in New York City or, if jurisdiction over the matter is vested exclusively in the federal courts, the United States District Court for the Southern District of New York. and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 13.3 shall affect the right of Noteholder to (i) commence legal proceedings or otherwise sue Borrower in any other court having jurisdiction over Borrower or (ii) serve process upon Borrower in any manner authorized by the laws of any such jurisdiction.

13.4 Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 13.3 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.5 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

13.6 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note, together with the Merger Agreement, constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

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13.7 Successors and Assigns. This Note may not be assigned or transferred by Noteholder to any Person without the prior written consent of Borrower, provided that if the Merger Agreement is properly terminated while this Note is still outstanding, then this Note may be assigned or transferred by Noteholder without the prior written consent of Borrower from and after an Event of Default. Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

13.8 Indemnification. Borrower hereby indemnifies, saves, and holds Noteholder and its successors, assigns, agents, attorneys, and employees harmless from and against, and covenants to defend Noteholder against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, “Claims”), including court costs and attorneys’ fees, and any of the foregoing, arising from the negligence of Noteholder or any of its officers, employees, agents, advisors, or representatives, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; provided, however, that the indemnity set forth in this Section 13.8 will not apply to Claims caused by the gross negligence or willful misconduct of Noteholder or any of its officers, employees, agents, advisors, or representatives, as determined by a court of competent jurisdiction in final and nonappealable judgment. The obligations of Borrower under this Section will survive payment in full of the Obligations and termination of this Note.

13.9 Waiver of Notice. Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

13.10 Interpretation. For purposes of this Note (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

13.11 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

13.12 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

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13.13 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

13.14 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable Law.

13.15 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

13.16 Florida Stamp Taxes. Borrower will indemnify and reimburse Noteholder for all documentary stamp taxes imposed by the State of Florida in connection with the making of this Note and the Lien in Borrower’s assets granted hereunder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

BORROWER:

MYMD PHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty
Title:	Chief Executive Officer

NOTEHOLDER:

AKERS BIOSCIENCES, INC.

By:	/s/ Christopher C. Schreiber
Name:	Christopher C. Schreiber
Title:	Executive President of the Board of Directors,
President and Director

Signature Page to

Secured Promissory Note

Schedule 1

BUDGET

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SCHEDULE 2

ADVANCES AND Payments

Date of Advance (Payment)	Amount of Advance (Payment)	Amount of Principal (Advanced) Paid	Unpaid Principal Amount of Note	Name of Person Making the Notation

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EXHIBIT A

FORM OF ADVANCE REQUEST

__________, 20__

Akers Biosciences, Inc.

201 Grove Road

Thorofare, New Jersey USA 08086

Attn: [______]

E-mail: [_______]

Ladies and Gentlemen:

This Advance Request is executed and delivered by MYMD PHARMACEUTICALS, INC., a Florida corporation (“Borrower”), to AKERS BIOSCIENCES, INC., a New Jersey corporation (“Noteholder”), pursuant to Section 2.1(a) of that certain Secured Promissory Note, dated as of November [●], 2020 (as amended, modified, supplemented, or restated from time to time, the “Note”), by and among Borrower and Noteholder. Capitalized terms not defined herein have the meanings assigned to such terms in the Note.

Complete the following:

1.	Borrower hereby requests an Advance

(a)	On __________ (a Business Day) [1]

(b)	In the amount of $__________

(c)	For the following specific uses:	___________________________________[2]

2.	In connection with the Advance requested herein, Borrower hereby certifies to Noteholder that on and as of the date of such Advance, all of the conditions to making such Advance set forth in Section 2.1 of the Note are satisfied.

3.	The following are Borrower’s instructions for distribution of Advance proceeds (appropriate wire instructions, etc.):

Remainder of Page Intentionally Left Blank.

Signature Page(s) to Follow.

1 At least three (3) Business Days after the date of this Advance Request

2 Such uses must be consistent with and specified in the Budget

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IN WITNESS WHEREOF, Borrower has executed and delivered this Advance Request as of the date first written above.

BORROWER:

MYMD PHARMACEUTICALS, INC.

By:
Name:
Title:

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